EXHIBIT 23.2



                         Consent of Independent Auditors


We consent to the  incorporation  by  reference in  the  Registration  Statement
(Form S-8 No.  333-1912)  pertaining  to the 1994 Stock  Option  Plan of TresCom
International, Inc. of our report dated May 12, 1994 with respect to the consolidated statements of operations and cash flows of The St. Thomas and San Juan Telephone Company, Inc., in the Annual Report (Form 10-K) of TresCom International, Inc. for the year ended December 31, 1996.



                                                           /s/ Ernst & Young LLP

San Juan, Puerto Rico
March 28, 1997